EXHIBIT 10.6

CONSULTING AGREEMENT

CONSULTING AGREEMENT, dated as of April 1, 2012, by and between RICHARD D. EGAN (the “Consultant”), having an address at ___________, and ISLET SCIENCES, INC., a Nevada corporation (the “Company”), having offices at 1370 Avenue of the Americas, Suite 902, New York, New York 10019.

1. Relationship.  The Consultant is hereby engaged by the Company to provide accounting and financial services (the “Services”).  The Consultant shall not be, and shall not represent himself to anyone as, an employee of the Company or entitled to any employment rights or benefits from the Company.  The Consultant agrees to use his best efforts to perform Services hereunder and to advance the interests of the Company.

2. Compensation.

(a) As compensation for the Services, the Consultant shall be (i) paid $150.00 per hour payable monthly in arrears from the date hereof, and (ii) issued 150,000 shares of the Company’s common stock, $.001 par value (the “Compensation Shares”), which shall be subject to forfeiture if the Consultant’s engagement by the Company is terminated before January 31, 2013.

(b) The Compensation Shares are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D and shall bear a “restricted legend.” In connection with the Consultant’s acquisition of the Compensation Shares, the Consultant represents and warrants to the Company that (i) the Consultant is an "accredited investors" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (ii) the Consultant will not sell or otherwise transfer the Compensation Shares during the period in which they are subject to forfeiture and without registration under the Securities Act or an exemption therefrom; (iii) the Consultant has such knowledge and experience in financial and business matters that the Consultant is capable of evaluating the merits and risks of the Consultant’s investment in the Compensation Shares and is able to bear such risks; (iv) the Consultant is acquiring the Compensation Shares for the Consultant’s own account, for investment purposes only and not with a view to distribute or resell such securities in whole or in part.

(c) The Company shall reimburse the Consultant for all reasonable travel and related expenses required by the Company for the performance of the Services if approved in advance and upon presentation of satisfactory invoices and receipts therefor.

(d) The Consultant shall be solely responsible for all reporting and paying of any and all, federal, state and local taxes, and for any contributions and withholding and any other claim related to or arising out of any compensation paid by the Company to the Consultant hereunder.

3. Term and Termination.  The term of this Agreement shall commence as of the date hereof and shall continue until the earlier of (i)  second anniversary of the date hereof or (ii) termination by either party for any reason upon ten (10) days written notice to the other party (the “Term”).

4. Confidentiality.  The Consultant agrees to execute and perform the Confidentiality, Proprietary Information and Inventions Agreement in the form attached hereto as Annex A.

5. Consultant’s Representations and Warranties.  The Consultant represents and warrants to the Company as follows:

(a) The Consultant is not under any legal obligation, including any obligation of confidentiality or non-competition, which prevents the Consultant from executing or fully performing this Agreement, or which would render such execution or performance a breach of contract with any third party, or which would give any third party any rights in any intellectual property which might be developed by the Consultant hereunder; and

(b) The Consultant’s performance hereunder will not give rise to any right or claim by any third party, including, but not limited to, any of the Consultant’s employers or any person to whom the Consultant has provided or currently provides consulting services, to any intellectual or other property or rights of the Company.

6. Indemnification.  The Consultant agrees to indemnify the Company and its directors, officers and controlling stockholders (each, an “Indemnified Person”) against, and to hold each Indemnified Person harmless from, any claims or suits by a third party or third parties against the Company and any liabilities or judgments based thereon, either arising from the Consultant’s performance of Services for the Company under this Agreement or arising from any use by the Company of information or products resulting from the Consultant’s performance of Services under this Agreement.

7. Notices.  Notices to any party hereunder shall be deemed to be sufficiently given if delivered personally or sent by certified mail, return receipt requested, with proper postage affixed, to the address of such party set forth herein, or to such other address as may be specified by either party by notice to the other party hereto.  Notices shall be deemed given when delivered, if delivered personally, or on the third business day after mailing, as provided above.

8. Severability.  In the event any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the remaining provisions will be valid and binding to the fullest extent possible, and in any event, this Agreement shall be interpreted to be valid and binding to the fullest extent possible.

9. Miscellaneous.

(a) This Agreement shall be governed by, and construed pursuant to, the laws of the State of New York, applicable to agreements made and performed wholly within such state.

(b) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein.  This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the subject matter hereof.  This Agreement may be amended only by a writing executed by the parties hereto.

(c) The Company may use the Consultant’s name; provided that the Company may only use the Consultant’s name in written material prepared by the Company with the Consultant’s prior written consent (which consent may be given by e-mail), except that such prior written consent shall not be required for filings with the OTC Markets or the Securities and Exchange Commission and other governmental agencies, the inclusion of the Consultant on the Company’s website, or reference to the Consultant in any Company private placement of securities.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ISLET SCIENCES, INC.

By:
John Steel
Chief Executive Officer

CONSULTANT:

Richard D. Egan

Annex A

ISLET SCIENCES, INC.

Confidentiality, Proprietary Information
and Inventions Agreement

I recognize that the goal of Islet Sciences, Inc., a Nevada corporation (the “Company”), is to become a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with conditions requiring cell-based replacement treatments, with a focus on type 1, or insulin-dependent diabetes (the “Business”).  Any entity with which the Company enters into, or seeks or considers entering into, a business relationship in furtherance of the Business is referred to as a “Business Partner”.

I understand that, as part of my performance of duties as a consultant of the Company (the “Engagement”), I will have access to confidential or proprietary information of the Company and the Business Partners, and I may make new contributions and inventions of value to the Company.  I further understand that my Engagement creates in me a duty of trust and confidentiality to the Company with respect to any information: (1) related, applicable or useful to the business of the Company, including the Company’s anticipated research and development or such activities of its Business Partners; (2) resulting from tasks performed by me for the Company; (3) resulting from the use of equipment, supplies or facilities owned, leased or contracted for by the Company; or (4) related, applicable or useful to the business of any partner, client or customer of the Company, which may be made known to me or learned by me during the period of my Engagement.

For purposes of this Agreement, the following definitions apply:

“Proprietary Information” shall mean information relating to the Business or the business of any Business Partner and generally unavailable to the public that has been created, discovered, developed or otherwise has become known to the Company or in which property rights have been assigned or otherwise conveyed to the Company or a Business Partner, which information has economic value or potential economic value to the business in which the Company is or will be engaged.  Proprietary Information shall include, but not be limited to, trade secrets, processes, formulas, writings, data, know-how, negative know-how, improvements, discoveries, developments, designs, inventions, techniques, technical data, patent applications, customer and supplier lists, financial information, business plans or projections and any modifications or enhancements to any of the above.

“Inventions” shall mean all Business-related discoveries, developments, designs, improvements, inventions, formulas, software programs, processes, techniques, know-how, negative know-how, writings, graphics and other data, whether or not patentable or registrable under patent, copyright or similar statutes, that are related to or useful in the business or future business of the Company or its Business Partners or result from use of premises or other property owned, leased or contracted for by the Company.  Without limiting the generality of the foregoing, Inventions shall also include anything related to the Business that derives actual or potential economic value from not being generally known to the public or to other entities who can obtain economic value from its disclosure or use.

As part of the consideration for my Engagement or continued Engagement, as the case may be, and the compensation received by me from the Company from time to time, I hereby agree as follows:

1. Proprietary Information and Inventions.  All Proprietary Information and Inventions related to the Business shall be the sole property of the Company and its assigns, and the Company or its Business Partners, as the case may be, and their assigns shall be the sole owner of all patents, trademarks, service marks, copyrights and other rights (collectively referred to herein as “Rights”) pertaining to Proprietary Information and Inventions.  I hereby assign to the Company any rights I may have or acquire in Proprietary Information and/or Inventions and/or Rights pertaining to the Proprietary Information and/or Inventions which Rights arise in the course of my Engagement.  I further agree as to all Proprietary Information and/or Inventions to which Rights arise in the course of my Engagement to assist the Company or any entity designated by it in every proper way (but at the Company’s expense) to obtain and from time to time enforce Rights relating to said Proprietary Information and/or Inventions in any and all countries.  I will execute all documents for use in applying for, obtaining and enforcing such Rights in such Proprietary Information and/or Inventions as the Company may desire, together with any assignments thereof to the Company or entities designated by it.  My obligation to assist the Company or any entity designated by it in obtaining and enforcing Rights relating to Proprietary Information and/or Inventions shall continue beyond the cessation of my Engagement (“Cessation of my Engagement”).  In the event the Company is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or enforce any Right relating to Proprietary Information and/or to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for and in my behalf and stead in the execution and filing of any such application and in furthering the application for and enforcement of Rights with the same legal force and effect as if such acts were performed by me.  I hereby acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my Engagement and which are protectable by copyright are “works for hire” as that term is defined in the United States Copyright Act (17 USCA, Section 101).

2. Confidentiality.  At all times, both during my Engagement and after the Cessation of my Engagement, whether the cessation is voluntary or involuntary, for any reason or no reason, or by disability, I will keep in strictest confidence and trust all Proprietary Information, and I will not disclose or use or permit the use or disclosure of any Proprietary Information or Rights pertaining to Proprietary Information, or anything related thereto, without the prior written consent of the Company, except as may be necessary in the ordinary course of performing my duties for the Company.  I recognize that the Company has received and in the future will receive from third parties (including Business Partners) their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  I agree that I owe the Company and such third parties (including Business Partners), during my Engagement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence, and I will not disclose or use or permit the use or disclosure of any such confidential or proprietary information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing my duties for the Company consistent with the Company’s agreement with such third party.

3. Non-competition and Non-solicitation.  During my Engagement, and for a period of two (2) years after the Cessation of my Engagement, I will not directly or indirectly, whether alone or in concert with others or as a partner, officer, director, consultant, agent, employee, stockholder, manager or member of any company or commercial enterprise, directly or indirectly, engage in any activity in the United States or Canada that the Company shall determine in good faith is in competition with the Company concerning its work in the Business.  It is understood and agreed that the foregoing shall not preclude me from engaging in any activity, directly or indirectly, whether in concert with others or as a partner, officer, director, consultant, agent, employee, stockholder, manager or member of any company or commercial enterprise so long as such activity, company or commercial enterprise is not engaging in the Business. During my Engagement and for a period of two (2) years after the Cessation of my Engagement, I will not, either directly or indirectly, either alone or in concert with others, solicit or encourage any employee of or consultant to the Company to leave the Company or engage directly or indirectly in competition with the Company in the Business.  During my Engagement and for a period of two (2) years after the Cessation of my Engagement, I agree not to plan or otherwise take any preliminary steps, either alone or in concert with others, to set up or engage in any business enterprise that would be in competition with the Company in the Business.  The following shall not be deemed to be competitive with the Company: (i) my ownership of stock, partnership interests or other securities of any entity not in excess of two percent (2%) of any class of such interests or securities which is publicly traded; and (ii) my continued research engagements for academic institutions.

4. Delivery of Company Property and Work Product.  In the event of the Cessation of my Engagement, I will deliver to the Company all biological materials, devices, records, sketches, reports, memoranda, notes, proposals, lists, correspondence, equipment, documents, photographs, photostats, negatives, undeveloped film, drawings, specifications, tape recordings or other electronic recordings, programs, data and other materials or property of any nature belonging to the Company or its clients or customers, and I will not take with me, or allow a third party to take, any of the foregoing or any reproduction of any of the foregoing.

5. No Conflict.  I represent, warrant and covenant that my performance of all the terms of this Agreement and the performance of my duties for the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my Engagement.  I have not entered into, and I agree that I will not enter into, any agreement, either written or oral, in conflict herewith.

6. No Use of Confidential Information.  I represent, warrant and covenant that I have not brought and will not bring with me to the Company or use in my Engagement any materials or documents of a former employer, or any entity for which I have acted as an independent contractor or consultant, that are not generally available to the public, unless I have obtained written authorization from any such former employer or other entity for their possession and use.  I understand and agree that, in my service to the Company, I am not to breach any obligation of confidentiality that I have to former employers or other entities.

7. Equitable Relief.  I acknowledge that irreparable injury may result to the Company from my violation or continued violation of the terms of this Agreement and, in such event, I expressly agree that the Company shall be entitled, in addition to damages and any other remedies provided by law, to an injunction or other equitable remedy respecting such violation or continued violation by me.

8. Severability.  If any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable or otherwise invalid as written, the same shall be enforced and validated to the extent permitted by law.  All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision hereof shall not affect the remaining provisions.

9. Miscellaneous.  This Agreement shall be governed by and construed under the laws of the State of New York applied to contracts made and performed wholly within such state.  No implied waiver of any provision within this Agreement shall arise in the absence of a waiver in writing, and no waiver with respect to a specific circumstance, event or occasion shall be construed as a continuing waiver as to similar circumstances, events or occasions.  This Agreement, together with the Consulting Agreement dated this date, contains the sole and entire agreement and understanding between the Company and me with respect to the subject matter hereof and supersedes and replaces any prior agreements to the extent any such agreement is inconsistent herewith.  This Agreement can be amended, modified, released or changed in whole or in part only by a written agreement executed by the Company and me.  This Agreement shall be binding upon me and my heirs, executors, assigns and administrators, and it shall inure to the benefit of the Company and each of its successors or assigns.  This Agreement shall be effective as of the first day of my being retained to render services to the Company, even if such date precedes the date I sign this Agreement.

10. Thorough Understanding of Agreement.  I have read all of this Agreement and understand it completely, and by my signature below I represent that this Agreement is the only statement made by or on behalf of the Company upon which I have relied in signing this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, I have caused this Agreement to be signed on the date written below.

DATED:  April ___, 2012

CONSULTANT:

Richard D. Egan

Address: